Exhibit 10.108

DEBENTURE PURCHASE AGREEMENT

DEBENTURE PURCHASE AGREEMENT dated as of February 15, 2013 (this "Agreement"), by and between TIMOTHY & THOMAS LLC (the "Seller"), and DMBM, INC., a New York corporation (the "Purchaser"). Each of the Seller and the Purchaser is also herein referred to as a "Party" and collectively as the "Parties".

The Seller is the legal and beneficial owner of a Convertible Debenture in the principal amount of U.S. $1,900,000.00 a true, current and complete copy of which is attached hereto as Exhibit A, (the "Debenture") issued by VG Life Sciences Inc., formally known as Viral Genetics Inc., a Delaware corporation ("VG"). The Seller desires to sell $450,000.00 of the principal amount of the Debenture to the Purchaser and the Purchaser desires to purchase said $450,000 principal amount of the Debenture from Seller, upon the terms, conditions and provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the Parties, the Seller and the Purchaser hereby agree as follows:

1. Transfer of the Debenture. (a) The Seller represents and warrants to the Purchaser and agrees for the benefit of the Purchaser that (i) the Seller currently has, and, at the time of the Closing (as hereinafter defined), will have, good and marketable title to the Debenture; and (ii) the Seller has not pledged, and as of the time of the Closing, shall not have pledged, the Debenture or granted any security interest, charge or lien or other encumbrance in or to the Debenture (the "Liens").

(b) The Seller further represents and warrants to the Purchaser and agrees for the benefit of the Purchaser that the current principal amount outstanding and owing by VG under the Debenture is U.S. $900,000.

(c) The Seller further represents and warrants to the Purchaser and agrees for the benefit of the Purchaser that upon the occurrence of the Closing, the Purchaser will acquire all of the Seller's right, title and interest in and to said $450,000 principal amount of Debenture free and clear of any and all Liens, including, without limitation, all of the Seller's right, title and interest in and to all claims, actions and rights against Viral related to or arising out of said $450,000 principal amount of the Debenture.

2. Purchase Price. The Seller agrees to sell said $450,000 principal amount of the Debenture to the Purchaser and the Purchaser agrees to Purchase that portion of the Debenture from the Seller for the purchase price of U.S. $300,000.00 (the "Purchase Price") pursuant to this Agreement.

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3. Payment of Purchase Price. The Purchase Price will be paid as follows: (i) $25,000 will be wire transferred to the Seller's bank account identified in writing by Seller prior to (or as set forth on Exhibit B attached hereto) on February 22, 2013 (the "Initial Payment Date") and an additional $12,500 to be wire transferred on March 1, 2013, (ii) $37,500 to wired on Apri1 1, 2013, May 1, 2013, June 1, 2013, and with $18,750 to be wired the first of the month for the successive months thereafter, commencing on July 1, 2013 until the Purchase Price is paid in full. The payments of the Purchase Price shall be made pursuant to a promissory note issued by the Purchaser, dated as of the Initial Payment Date, which is payable to the order of the Seller in the principal amount of U.S. $300,000.00 and in the form of Exhibit C attached hereto (the "Note").

4. The Closing. (a) The Closing of the transaction contemplated hereby (the "Closing"), will take place by email upon completion of the following deliverables no later than February 22, 2013:

Each of the Purchaser and the Seller shall deliver to the other Party an executed counterpart of this Agreement;

The Purchaser shall deliver to the seller an executed copy of the note;

The Purchaser shall deliver a true and correct copy of the Debenture to the Seller; and

The payment by the Purchaser of the initial $25,000 installment of the Purchase Price.

(b) If the Purchaser does not pay the Seller the initial U.S. $25,000.00 installments of the Purchase Price on the Initial Payment Date as contemplated hereby, the Closing shall be deemed not to have occurred this Agreement shall be deemed null and void ab initio, and the Purchaser shall not have acquired any right, title or interest in or to the Debenture.

(c) Promptly after the Closing, Purchaser and Seller shall request that VG divide the Debenture into two (2) debentures, and the initial payment under the Note, each dated the original issue date, each in the principal amount of $450,000, and that VG deliver one such debenture to each of the Purchaser and the Seller.

5. Default by Purchaser. If the Event of Default (as that term is defined in the Note) under the Note shall occur, as opposed to any acceleration of the payments of the Note by the Seller, as provided by the terms of the Note, the entire then unconverted amount of the Debenture shall revert back to the Seller. Should an Event of Default occur, the Purchaser will immediately return to the Seller the original version of the Debenture and upon receipt thereof, the Seller shall return the original version of the Note to the Purchaser, whereupon neither the Purchaser nor the Seller shall have any liability to the other Party, except as provided in Section 9 hereof. The Seller shall be entitled to retain all payments of the Purchase Price received by the Seller despite any such reversion of the Debenture.

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6. Mutual Representations and Warranties. Each of the Purchaser and the Seller hereby represents and warrants to the other that (a) it has the full legal capacity, power, ability and authority (corporate or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder (and in the case of the Purchaser, also the execution, delivery and performance of the Note); (b) its execution, delivery and performance of this Agreement (and in the case of the Purchaser, also the execution, delivery and performance of the Note) has been duly authorized by it in accordance with all requisite corporate and other power and authority; as applicable, (c) this Agreement (and in the case of the Purchaser, also the Note) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency and other similar laws affecting the enforcement of creditors' rights generally and that enforcement may be limited by general principles of equity; (d) its execution, delivery and performance of this Agreement (and in the case of the Purchaser, also the Note) does not violate, contravene or cause a breach of, or default under, any contract or agreement to which it is a party, or violate any decree, order or judgment to which it is a party or by which it or its properties or assets are bound or any law or regulation applicable to it; and (e) no consent from, filing with, or notice to any person or entity is required to be made or obtained by it in connection with its execution, delivery and performance of this Agreement (and in the case of the Purchaser, also the Note).

7. Expenses. Each Party shall bear its own costs and expenses incurred in connection with its negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of its legal counsel.

8. Confidentiality. Each of the Purchaser and the Seller agrees to keep the terms and provisions of this Agreement confidential and not to make any disclosure thereof, except (i) with the prior written consent of the other Party hereto; (ii) for disclosure that is required by applicable law, regulation, subpoena or other similar judicial process; (iii) in connection with the enforcement of this Agreement; or (iv) to their respective directors, officers, employees, accountants and attorneys who need to know the terms and provisions of this Agreement and who agree to keep the terms and provisions of this Agreement confidential in accordance with this Section 8.

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9. Indemnification. Each of the Purchaser and the Seller shall indemnify and hold harmless the other Party, and the other Party's directors, officers, shareholders, employees, agents, affiliates and the successors and assigns of each of the foregoing (each an "Indemnitee") from and against any loss, liability, claim, damage, action, suit, penalty, cost or expense (including, without limitation, reasonable attorneys' fees and expenses), incurred by any Indemnitee in connection with defending any claim action, suit or proceeding, or any threat thereof (whether or not in writing), which is based on or arises out of (x) any breach by the indemnifying Party of any of its representations and warranties made herein or (y) any breach or failure by the indemnifying Party to observe or perform any of the covenants or agreements set forth in this Agreement.

10. Notices. Any and all notices, consents, instructions and other communications which are required or permitted to be given hereunder or made by one Party hereto to the other Party hereto pursuant to this Agreement shall be in writing and given as follows: (a) by personal delivery; (b) by facsimile; or (c) by overnight delivery by an internationally recognized overnight express courier company at the following respective addresses or facsimile numbers, set forth below:

If to the Seller:	Timothy & Thomas LLC

Attn:

Fax No.

If to NAR:	DMBM, INC.
200 East Broadway
Port Jefferson, NY 11777
Attn: Mr. Damon Robert Devitt
President
Fax No.: (631) 403-1189

or at such other address or facsimile number as either party hereto may designate by notice to the other Party hereto in accordance with this Section 10. All such notices, consents, demands, instructions and other communications shall be deemed given (a) on the business day delivered, if delivered, personally, (b) on the business day of the facsimile transmission if received on a business day between the hours of 9:00 a.m. and 5:00 p.m. (in the time zone of the intended recipient) or on the next business day if received after that time, in each case with an automatic machine confirmation indicating the time of receipt; or (c) on the second business day after delivery to an internationally recognized overnight express courier service with all costs paid.

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11. Remedies Cumulative; Severability. (a) All remedies, rights, and privileges available to a Party under, and in respect of, this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, whether available at law, in equity or otherwise. All such rights and remedies may be exercised singly or concurrently.

(b) The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality or enforceability or any other term or provision hereof or the validity, legality or enforceability of such term or provision in any other jurisdiction or the validity, legality or enforceability of any other term or provision of this Agreement. It is the intent of the Parties that this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the Parties agree that a court of competent jurisdiction is hereby authorized to by the Parties to modify any invalid, illegal or unenforceable term or provision to make it valid, legal and enforceable to the maximum extent permitted by applicable law.

12. Amendment; Waiver. Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the Parties hereto. No waiver by a Party of any term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other term or provision of this Agreement. Any waiver shall be limited to the specific instance for which it is given. Any course of dealing between the Parties shall not be considered an amendment or modification of this Agreement or a waiver of any term or provision of tills Agreement.

13. Further Assurances. At the request of the Purchaser, the Seller will take all actions and execute all documents, certificates, powers, assignments and other instruments as may be requested by the Purchaser to implement the sale, assignment and transfer of the Debentures and the Other Transaction Documents to the Purchaser.

14. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard or reference to any of its choice of laws or conflicts of laws principles which would require or permit the application of the laws of another jurisdiction.

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15. Assignment, etc. This Agreement may not be assigned by either Party nor may a Party's duties or obligations hereunder be delegated without the prior written consent of the other Party. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties, their respective successors (whether by merger or consolidation, recapitalization or other similar transaction) and their permitted assignees.

16. Drafting History. In resolving any dispute or controversy arising out of or relating to this Agreement or in connection with construing any term or provision in this Agreement, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. The Parties acknowledge and agree that this Agreement was negotiated and drafted with each Party being represented by competent legal counsel of its choice and with each Party having an opportunity to participate in the drafting of the provisions hereof and shall therefore this Agreement shall be construed and interpreted as if drafted jointly by the Parties and not with any presumption against either of the Parties.

17. Complete Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof, and it supersedes all prior and/or contemporaneous understandings and agreements among the Parties, whether oral or written, with respect to such subject matter, all of which are merged herein. There are no representations, warranties, agreements or promises between the Parties with respect to such subject matter, except those which are expressly set forth herein.

18. Headings, Counterparts. The section headings contained in this Agreement are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect upon the construction or interpretation of any term or provision hereof. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as if appropriate. References to the singular shall include the plural and vice versa. This Agreement shall be effective when duly executed counterparts are executed and delivered by each of the Parties. This Agreement may be executed in multiple counterparts (and may be executed by facsimile, PDF or electronic signature, which shall constitute a legal and valid signature for purposes hereof), each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same document. The Parties acknowledge and agree that this Agreement is effective as of its specified date regardless of the fact that it is being executed by either of the Parties on another date (including a later date). Facsimile or PDF counterparts of this Agreement shall be deemed to be considered original and valid counterparts hereof.

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IN WITNESS WHEREOF, each of the Seller and the Purchaser has duly executed this Agreement as of the date first written above.

Timothy & Thomas LLC

By:	/s/
Name:
Title:

DMBM,lNC.

By	/s/ Damon R. Devitt
Name: Damon R Devitt
Title: President

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EXHIBIT B

Bank:	Urban Partnership Bank
P.O. Box 19260
Chicago, IL 60619-0260
(800) 905-7725

Account Name:	Timothy & Thomas, LLC
Account No.:	7100005128
ABA No.:	071004226
Telephone No.:	(773) 842-9982

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